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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 20, 1998


                               ICHOR CORPORATION
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


          000-25132                                    25-1741849
  (Commission File Number)                (I.R.S. Employer Identification No.)


     Suite 1250, 400 Burrard Street, Vancouver, British Columbia  V6C 3A6
       (Address of principal executive offices, including postal code)


                                (604) 683-5767
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On October 20, 1998, ICHOR Corporation (the "Corporation") acquired all of the issued and outstanding shares of common stock of Nazca Holdings Ltd. ("NHL"), a corporation organized under the laws of the Bahamas, from eight shareholders (the "Vendors"), pursuant to a purchase agreement (the "Purchase Agreement") among the Corporation and the Vendors. NHL, through its subsidiary, Nazca S.A. ("Nazca"), a Chilean company, is in the business of the exploration for and development of ground water resources in Chile. Nazca is seeking to develop a water utility to provide bulk water supplies to mining, agricultural and public sectors in Chile.

Drummond Financial Corporation ("Drummond") and Logan International Corp. ("Logan"), two major shareholders of the Corporation, entered into an agreement (the "Agreement" and with the Purchase Agreement, the "Agreements") with the Vendors pursuant to which they agreed to transfer 599,565 shares and 1,400,435 shares of common stock of the Corporation, respectively, to the Vendors as partial consideration for the Vendors entering into the Purchase Agreement with the Corporation. The obligation to transfer the shares of common stock was contingent upon Nazca meeting certain performance criteria on or before March 31, 1999.

Effective March 31, 1999, Logan, Drummond, the Corporation and the Vendors have entered into an agreement to amend the terms of the Agreements to extend the time for the satisfaction of the performance criteria and the delivery of the shares of common stock of the Corporation to May 31, 1999.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit
Number                  Description
-------                 -----------

2.2 Amendment to the Agreements between Logan, Drummond, the Corporation and the Vendors.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ICHOR CORPORATION

                                             By:  /s/ Michael J. Smith
                                             -------------------------
                                             Michael J. Smith
                                             President


Date:  April 9, 1999


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                              ICHOR CORPORATION
                                  FORM 8-K

                                EXHIBIT INDEX
                                -------------

Exhibit
Number                  Description
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2.2                     Amendment to the Agreements between Logan, Drummond,
                        the Corporation and the Vendors.